EXHIBIT 99.1

REGENXBIO Strengthens Board of Directors with Appointment of Greg Ciongoli

ROCKVILLE, Md., August 25, 2026 – REGENXBIO Inc. (Nasdaq: RGNX) today announced the appointment of Greg Ciongoli to its Board of Directors, effective August 25, 2026. With multiple upcoming catalysts across its late-stage pipeline of potential first-and best-in-class gene therapies, Mr. Ciongoli joins the Board as REGENXBIO prepares to become a global commercial organization. Mr. Ciongoli has extensive experience in biotechnology investing, capital allocation and corporate strategy to support the Company's next phase of growth.

Concurrent with Mr. Ciongoli's appointment and following years of distinguished service, Jerry Karabelas, Ph.D., who served as an independent director since 2015, and Jean Bennett, M.D., Ph.D., who served as an independent director since 2021, are retiring from the Board.

“As REGENXBIO enters its next phase of growth, the Board has continued its strategic succession planning process to ensure the Company benefits from a complementary mix of scientific, clinical, commercial and capital markets expertise,” said Curran Simpson, President and Chief Executive Officer of REGENXBIO. “Greg brings a combination of financial and strategic expertise that will strengthen our Board as we advance our late-stage portfolio and continue our work to create life-changing treatments for patients and long-term value for our shareholders.”

“We are grateful to Jerry and Jean for their exceptional service and meaningful contributions to REGENXBIO. Their leadership, insight, and commitment have helped shape the Company through a pivotal period of growth and innovation. As valued members of our Board, they have provided thoughtful guidance and steadfast support, leaving a lasting impact on REGENXBIO. We thank them for their many contributions and wish them every success in the future,” said Ken Mills, Chairman of the Board.

“I am pleased to join REGENXBIO's Board during this exciting and transformational time for the Company,” said Mr. Ciongoli. “REGENXBIO has established a leadership position in gene therapy with a differentiated platform and compelling pipeline of potential first- and best-in-class medicines. I look forward to working with the Board and management team to help advance the Company's mission and strategic objectives.”

Mr. Ciongoli is the Founder and Managing Partner of Adiumentum Capital Management, an investment firm that works closely with organizations on capital structure optimization and asset allocation strategy. Prior to founding Adiumentum, Mr. Ciongoli spent over 16 years at The Baupost Group, where he served as Partner, Public Group Investing and led investments in public and private companies across multiple industries and geographies. Over the course of his career, he has focused extensively on healthcare investments, corporate governance, and strategic transformation across both public and private markets. Mr. Ciongoli currently serves as Board Chairman of Atara Biotherapeutics and is also a Board member at Zymeworks Inc. His prior board member and observer experience also includes Idenix Pharmaceuticals, Intarcia Therapeutics, Keryx Pharmaceuticals, Orexigen Therapeutics, Translate Bio, and others. Mr. Ciongoli received his MBA from Harvard Business School and BA from Princeton University’s School of Public and International Affairs.

ABOUT REGENXBIO Inc.
REGENXBIO is a biotechnology company on a mission to improve lives through the curative potential of gene therapy. Since its founding in 2009, REGENXBIO has pioneered the field of AAV gene therapy. REGENXBIO is advancing a late-stage pipeline of one-time treatments for rare and retinal diseases, including RGX-202 for the treatment of Duchenne; surabgene lomparvovec (ABBV-RGX-314) for the treatment of wet AMD and diabetic retinopathy, in collaboration with AbbVie, and RGX-121(clemidsogene lanparvovec) for the treatment of MPS II and RGX-111 for the treatment of MPS I, both in partnership with Nippon Shinyaku. Thousands of patients have been treated with REGENXBIO's AAV platform, including those receiving Novartis' ZOLGENSMA®. REGENXBIO's investigational gene therapies have the potential to change the way healthcare is delivered for millions of people. For more information, please visit www.REGENXBIO.com.

FORWARD-LOOKING STATEMENTS
This press release includes "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as "believe," "may," "will," "estimate," "continue," "anticipate," "assume," "design," "intend," "expect," "could," "plan," "potential," "predict," "seek," "should," "would" or by variations of such words or by similar expressions. The forward-looking statements include statements relating to, among other things, REGENXBIO's future operations, clinical trials, costs and cash flow. REGENXBIO has based these forward-looking statements on its current expectations and assumptions and analyses made by REGENXBIO in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors REGENXBIO believes are appropriate under the circumstances. However, whether actual results and developments will conform with REGENXBIO's expectations and predictions is subject to a number of risks and uncertainties, FDA’s review process, the success of clinical trials conducted by REGENXBIO, the ability to obtain and maintain regulatory approval of product candidates, and other factors, many of which are beyond the control of REGENXBIO. Refer to the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of REGENXBIO's Annual Report on Form 10-K for the year ended December 31, 2025, and comparable "risk factors" sections of REGENXBIO's Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC's website at WWW.SEC.GOV. All of the forward-looking statements made in this press release are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on REGENXBIO or its businesses or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date of this press release. Except as required by law, REGENXBIO does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Zolgensma® is a registered trademark of Novartis Gene Therapies. All other trademarks referenced herein are registered trademarks of REGENXBIO.

CONTACTS:
Dana Cormack
Corporate Communications
Dcormack@regenxbio.com

George E. MacDougall
Investor Relations
IR@regenxbio.com